SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     ____________

                                       FORM 8-K
                                     ____________





                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                    Date of Report
                                  December 23, 1994



                            Commission file number  1-8948


                                INTELOGIC TRACE, INC.
                (Exact name of registrant as specified in its charter)

                     New York                          74-2368260
          (State or other jurisdiction of          (I. R. S. Employer
          incorporation or organization)          Identification No.)


          Turtle Creek Tower I
          P. 0. Box 400044, San Antonio, Tx.            78229-8415
          (Address of principal executive offices)      (Zip Code)

                                    210-593-5700
                 (Registrant's telephone number, including area code)

          Item 5.  Other Events

          During the course of the reorganization proceedings involving Intelogic Trace, Inc. under Chapter 11 of the Bankruptcy Code, the agreement with MCI Telecommunications Corporation previously announced on January 14, 1994 was revised to provide, among other things, that the agreement could terminate as early as December 31, 1994. The agreement will terminate December 31, 1994. The Company will have recognized approximately $4.5 million in revenue under this contract through December 31, 1994 versus projected revenues of approximately $7 million for the 1995 fiscal year which ends on July 31, 1995.







          SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTELOGIC TRACE, INC.





          Date:  December 23, 1994      By:  /Philip D. Freeman
                                        Philip D. Freeman
                                        Senior Vice President,
                                        General Counsel and Secretary